                                                                       EXHIBIT 5

ARMSTRONG TEASDALE LLP                                          Attorneys at Law
--------------------------------------------------------------------------------
                                             One Metropolitan Square, Suite 2600
                                                  St. Louis, Missouri 63102-2740
                                                           Phone: (314) 621-5070
                                                             Fax: (314) 621-5065
                                                       www.armstrongteasdale.com

                                 July 20, 2000



Enterbank Holdings, Inc.
150 North Meramec
St. Louis, Missouri  63105

         RE: REGISTRATION ON FORM S-8 OF 254,705 SHARES OF COMMON STOCK

Ladies and Gentlemen:


         In connection with the registration with the Securities and Exchange Commission of 254,705 shares of common stock, $0.01 par value per share (the "Securities"), of Enterbank Holdings, Inc. (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities in connection with 83,264 of such Securities to be issued pursuant to the Commercial Guaranty Bancshares, Inc. Employee Incentive Stock Option Plan (the "Employee Plan") and 171,441 of such Securities to be issued pursuant to Commercial Guaranty Bancshares, Inc. Non-Employee Organizer and Director Incentive Stock Option Plan (the "Non-Employee Plan"). As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Certificate of Incorporation, Bylaws, records of corporate proceedings, the Registration Statement, the Employee Plan, the Non-Employee Plan and such other documents and records as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Employee Plan and the Non-Employee Plan, as applicable, be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.



                                        Sincerely,



                                        ARMSTRONG TEASDALE LLP
                                        /s/ ARMSTRONG TEASDALE LLP